EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John R. Tuttle and Thomas A. Polich (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and on his or her behalf and in his or her place and stead in any and all capacities, to make, execute and sign DayStar Technologies, Inc.’s securities offering registration statement filed on Form S-3 and any and all amendments, including any post-effective amendments, and supplements to such registration statement, and to file the same, with any and all exhibits and other documents requisite in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ ROBERT G. ALDRICH
Robert G. Aldrich Director June 2, 2006

/s/ RANDOLPH A. GRAVES, JR.
Randolph A. Graves, Jr. Director June 2, 2006

/s/ KELLY A. LOVELL
Kelly A. Lovell Director June 2, 2006

/s/ SCOTT M. SCHECTER
Scott M. Schecter Director June 2, 2006

/s/ STEVEN C. ARGABRIGHT
Steven C. Argabright Director June 2, 2006